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                                  EXHIBIT 10.18
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                                 Promissory Note

Up to $500,000.00 Line of Credit

March 15, 1999

For value received, the undersigned Scangraphics, Inc. (the "Borrower"), at 649
N. Lewis Road, Limerick, PA 19468, promises to pay to the order of Laurence Osterwise, (the "Lender"), at 360 Spring Mill Road, Villanova, PA 19085, (or at such other place as the Lender may designate in writing) sums lent to Scangraphics, Inc. (not to exceed $500,000) with accrued interest from the date of the loan until the date of repayment at the rate of 1.5% per month on the highest outstanding principal for the month.

The unpaid principal and interest shall be payable on demand, with interest payable monthly as earned. If it is agreed between Borrower and Lender that any earned interest shall not be paid at the end of the month in which it was earned, it shall be added to principal and carried into the following month. Each sum advanced or paid under this Promissory Note shall be evidenced by a voucher initialed by both parties and made a part of this Note.

If any installment payment is not made on demand, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Lender.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:
1. The failure of the Borrower to pay the principal and any accrued interest in full on demand;
2. The filing of bankruptcy proceedings involving the Borrower as a Debtor;
3. The application for appointment of a receiver for the Borrower;
4. The insolvency of the Borrower;
5. The making of a general assignment for the benefit of the Borrower's creditors;
6. The death of the Lender;
7. The misrepresentation by the Borrower to the Lender for the purposes of obtaining or extending credit.

Lender's line of credit will be secured by a first and only lien and security interest in Borrower's present and future assets, including but not limited to accounts receivable, inventory, general intangibles, equipment, trade names, trade marks, patents, copyrights and proceeds thereof. Equipment which is leased or otherwise encumbered is excluded.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

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All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

Any prior dated Note shall be superseded by this Note.

This note shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

              Signed the 1st day of March, 1999, at Limerick, PA.


Lender:


/s/ Laurence L. Osterwise
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Laurence L. Osterwise


Borrower:
Scangraphics, Inc.


By: /s/ William K. Williams
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    William K. Williams
    Vice President & Chief Financial Officer


Witnessed by: /s/ Victoria R. Franchetti
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